UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2009

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director.

(b)

On July 22, 2009, Dr. Nam Suh, a member of the board of directors (the “Board”) of Integrated Device Technology, Inc. (“IDT” or the “Company”), informed the Company of his intention to retire and step down from the Board effective immediately following the Company’s annual meeting scheduled to occur on or about September 17, 2009.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On July 22, 2009, the Board adopted and approved the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amend Article I, Section 1.15 to reduce the disclosure requirements for a stockholder request to fix a record date for stockholder actions by written consent. Prior to this amendment, Section 1.15 required certain disclosure requirements be made to constitute a proper notice and request for the Board to fix a record date in connection with stockholder actions by written consent. These disclosure requirements have been deleted in the Amended and Restated Bylaws.

The summary of changes to IDT’s Amended and Restated Bylaws set forth above is qualified in its entirety by reference to full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Integrated Device Technology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2009

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ RICHARD D. CROWLEY, JR.
Richard D. Crowley, Jr.
Vice President, Chief Financial Officer
(duly authorized officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Integrated Device Technology, Inc.

4